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                                                                 EXHIBIT 4(B)(9)

                                LETTER AGREEMENT



State Street Bank and Trust Company
P.O. Box 1713
Boston, MA  02105

Dear Sirs:

     FRIC is redesignating its Class C shares as Class E shares. The existing shares of the Institutional Funds are being redesignated Class I shares.

     Additionally, in connection with these changes, pursuant to Section 14 of the Yield Calculation Services Agreement of Frank Russell Investment Company, dated January 2, 1985, Frank Russell Investment Company advises you that it is creating new classes of shares for certain of its Funds, as follows:

     New Class C shares of each of the Diversified Equity Fund, Special Growth Fund, Equity Income Fund, Quantitative Equity Fund, Diversified Bond Fund, Volatility Constrained Bond Fund, Multistrategy Bond Fund, International Securities Fund, Real Estate Securities Fund and Emerging Markets Fund (each, a "Russell Fund") and the Aggressive Strategy Fund, Balanced Strategy Fund, Moderate Strategy Fund, Conservative Strategy Fund and Equity Balanced Strategy Fund;

     Premier Advisor Class shares of each of the Equity I Fund, Equity II Fund, Equity III Fund, Equity Q Fund, International Fund, Fixed Income I Fund, Fixed Income II Fund and Fixed Income III Fund (each, an "Institutional Fund");

     Class Y shares of each Institutional Fund;

     Premier Institutional Class shares of each Institutional Fund.

   FRIC desires for State Street Bank and Trust Company to compute the performance results of each such Class of each Fund pursuant to the terms and conditions of the Yield Calculation Service Agreement.
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Please indicate your acceptance to amend the Yield Calculation Service Agreement by executing the acceptance copy of this letter agreement and returning it to the undersigned.

Sincerely,

FRANK RUSSELL INVESTMENT COMPANY



By: /s/ Lynn L. Anderson
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    Lynn L. Anderson
    President


Accepted this 26th day of January, 1999.



STATE STREET BANK AND TRUST COMPANY


By:  /s/ Brad Payne
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Its: Vice President
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